UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2011

Omni Bio Pharmaceutical, Inc.
 (Exact name of registrant as specified in its charter)

Colorado	000-52530	20-8097969
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5350 South Roslyn, Suite 430, Greenwood Village, CO	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 867-3415

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Dr. Charles Dinarello as a Director

Effective March 4, 2011, Dr. Charles A. Dinarello resigned as a member of the Board of Directors (the “Board”) of Omni Bio Pharmaceutical, Inc. (the “Company”). Dr. Dinarello is resigning for personal reasons and is not resigning because of a disagreement with the Company or on any matter relating to its operations, policies or practices.

Appointment of Dr. James Crapo as a Director

As previously disclosed, the Board appointed Dr. James D. Crapo as Chief Executive Officer of the Company on February 23, 2011. Effective March 9, 2011, the Board appointed Dr. Crapo as a member of the Board. Dr. Crapo will not serve on any committees of the Board or receive any compensation for his service on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omni Bio Pharmaceutical, Inc.

Date: March 10, 2011

By: /s/ Robert C. Ogden
Robert C. Ogden
Chief Financial Officer